GEHL
[GRAPHIC OMITTED]                 [GRAPHIC OMITTED]
                                  Gehl Company               Tel:  262/334-9461
                                  143 Water Street           Fax: 262/334-6603
                                  P.O. Box 179               http://www.gehl.com
                                  West Bend, WI  53095-0179
                                  USA

Contact:
Kenneth Hahn
Vice President, Finance & Treasurer
262-334-6632
                                                    News Release




          GEHL REPORTS FIRST QUARTER 2001 RESULTS IN LINE WITH GUIDANCE
                       AND AHEAD OF ANALYSTS' EXPECTATIONS

           Reaffirms Earnings Outlook for Second Quarter and Full Year


     WEST BEND, WI, May 3, 2001 - Gehl Company (Nasdaq: GEHL), a manufacturer of light construction and agricultural equipment, today reported net income for the first quarter ending March 31, 2001 of $1.0 million, or $0.19 per diluted share, in line with the Company's previous guidance of $.15 to $.21 per diluted share and ahead of analysts' consensus expectations. Net sales were $63.7 million in the quarter, exceeding the Company's guidance of $61.5 million to $63.5 million. These results compare to net income of $4.1 million, or $0.70 per diluted share, and net sales of $72.0 million for the first quarter of 2000.

     "We believe Gehl's results this quarter, including our ability to deliver both sales and earnings per share well within our stated targets despite an increasingly challenging market, underscore the fundamental strength of our business," said William D. Gehl, Chairman, President and CEO. "Within this difficult economic environment, we remain focused on the key controllable elements of our performance. We are actively managing operating expenses and production levels, while moving aggressively to execute on our strategic initiatives. We continue to work to generate long-term value for all Gehl shareholders."

     Gehl continued, "During the quarter, we rolled out new models of our skid loader and telescopic handler product lines, introduced a completely new line of round balers,


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Gehl Company
Gehl Reports First Quarter 2001 Results in Line with Guidance
And Ahead of Analysts' Expectations
May 3, 2001
page 2



deepened our presence in rural equipment and construction dealer markets, launched our web-enabled attachment business, successfully implemented the first phase of our enterprise resource planning ("ERP") systems, and continued to explore acquisition opportunities to enhance our growth prospects."

Construction Equipment Sales

     Sales of construction equipment in the first quarter of 2001 were $32.4 million, compared with $41.1 million in the first quarter of 2000. Newer products, such as Gehl's compact excavator, provided approximately $2.5 million of sales volume, up 20% from the first quarter of 2000. Company sales and industry markets both continued to be unfavorably affected by factors that impacted the second half of 2000, including a soft housing market, low rental rates on equipment, especially of telescopic handlers, a weak Euro and generally depressed market demand for light construction equipment. Offsetting these adverse macroeconomic conditions, Gehl reported strong progress during the first quarter on several key construction business initiatives, including introducing mini-loaders to construction dealers and a new 12-ton excavator to Gehl and Mustang dealers. The Company also began shipment of four new skid loader models for Gehl and Mustang dealers, which are being favorably received by the market.

Agricultural Equipment Sales

     Milk prices continued at low levels while fuel costs remained high throughout the first quarter of 2001, creating a challenging environment for agricultural equipment customers. Despite unsettled market conditions, sales of Gehl agricultural equipment in the first quarter of 2001 increased one percent over the year-ago period to $31.3 million. The increase was primarily a result of favorable market acceptance of the Company's new round baler product line and new Agri-Loader telescopic handler products designed exclusively for the agricultural market, as well as sales to traditional agricultural dealers of the Company's compact excavator and mini-loader products, which were not available to

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


Gehl Company
Gehl Reports First Quarter 2001 Results in Line with Guidance
And Ahead of Analysts' Expectations
May 3, 2001
page 3


dealers in the comparable period of 2000.

Gross Margins and Operating Expenses

     For the first quarter of 2001, Gehl's gross margin was 25.5% versus 26.8% during the same period in 2000. Gross margin for construction equipment was 21.8% for the first quarter, compared with 25.0% for the first quarter of 2000. The decrease in construction equipment gross margin was the result of competitive market conditions, lower production levels, higher utility costs and a less favorable mix of product shipments. Gross margin for agricultural equipment was 29.3%, compared with the 29.2% realized for the comparable period in 2000.

     Operating expense levels in the first quarter of 2001 were $12.7 million, or 20% of net sales, an increase from $11.7 million, or 16.3% of net sales, in the first quarter of 2000. To position the Company for future growth and market share expansion, Gehl continues to invest in revenue-enhancing projects, such as improved parts distribution, new product development, ERP systems and the new web-enabled attachment distribution business. Such investments, combined with increased selling-related costs resulting from very competitive market conditions, as well as a lower level of sales, have contributed to the increased operating expenses as a percent of net sales.

Second Quarter and Full Year Outlook

     The Company reiterated its previous guidance for the second quarter, estimating earnings to be in the range of $.61 to $.67 per diluted share. For the full year 2001, Gehl expects net sales to increase approximately 5% to 8% over 2000 levels to between $272 million and $280 million, and earnings to be in the range of $1.52 to $1.62 per diluted share.

     Mr. Gehl commented, "Despite difficult market conditions, we are reaffirming our outlook ranges for the second quarter and the balance of 2001. We also believe the


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Gehl Company
Gehl Reports First Quarter 2001 Results in Line with Guidance
And Ahead of Analysts' Expectations
May 3, 2001
page 4


reductions in interest rates since the beginning of 2001 will benefit our industry and markets, although we believe that it may take 6 to 12 months for the rate reductions to affect our industry."

Strategic Initiatives Update

     The Company reported significant progress on the core set of strategic initiatives the Board and management have undertaken to deliver long-term shareholder value, including the introduction of significant new products, the expansion and leveraging of the Company's multiple distribution channels, and continuing critical research and development projects for the compact construction and agricultural equipment marketplaces.

     Gehl reported shipments of several new key products in the first quarter of 2001, including a line of smaller skid loaders for both Gehl and Mustang dealers, as well as the new round baler product line and new Agri-Loader products designed exclusively for the agricultural market. The Company plans to begin shipments in 2001 of several additional new products for both the construction and agricultural markets, including a new large skid loader for Gehl and Mustang dealers, new mid-size models of compact excavators and new models of forage harvesting equipment for the agricultural market.

     Gehl also made progress during the quarter leveraging its existing distribution channels to sell products across the Company's two business segments. The Company introduced the Agri-Loader, a telescopic handler designed exclusively for the agricultural market, to fifteen new rural equipment dealers, doubling the number of dealers offering the product, and introduced its compact excavators to seventeen new rural equipment dealers. Bolstering the distribution of its mini-loaders across both the construction and agricultural markets, Gehl introduced the product to ten new rural equipment dealers and three Gehl construction dealers in the first quarter.



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Gehl Company
Gehl Reports First Quarter 2001 Results in Line with Guidance
And Ahead of Analysts' Expectations
May 3, 2001
page 5


     Furthering its commitment to position the Company for long-term growth in the compact construction equipment and compact agricultural equipment marketplaces, Gehl continued critical research and development projects on skid loaders and telescopic handlers.

     To expand its compact equipment offerings in U.S. markets and enhance its distribution network in Europe, Gehl continued to explore new distribution relationships and strategic business combinations in North America and Europe.

     Gehl's e-commerce initiative also continues to build momentum. A new attachment distribution company, wholly-owned by Gehl Company, will operate as an independent web-enabled wholesale distributor of special purpose attachments which are used on skid loaders, compact excavators and other types of compact construction equipment. As an independent distributor, the new company intends to market an extensive range of attachments which will fit Gehl and Mustang brands, as well as all other major makes and models. The company will offer a range of strategic e-commerce capabilities including on-line product research, financing, and technical support through its website, and will coordinate inventory and shipping from a distribution center located in Owatonna, MN. Gehl expects to formally launch its web-enabled business in the third quarter.

Forward Looking Statements
The Gehl Company intends that certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the Company's future financial position, business strategy, targets, projected sales and earnings, and the plans and objectives of management for future operations, are forward-looking statements. When used in this press release, words such as the Company "believes," "anticipates," "expects" or "estimates" or words of similar meaning are generally intended to identify forward-looking statements. These forwarding-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control, that could cause actual results to differ materially from those anticipated as of the date of this press release. Factors that could cause such a variance include, but are not limited to, unanticipated changes in general economic and capital market conditions, the Company's ability to implement successfully its strategic initiatives, market acceptance of newly introduced products, the


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


Gehl Company
Gehl Reports First Quarter 2001 Results in Line with Guidance
And Ahead of Analysts' Expectations
May 3, 2001
page 6


cyclical nature of the Company's business, the Company's and its customers' access to credit, competitive pricing, product initiatives and other actions taken by competitors, disruptions in production capacity, excess inventory levels, the effect of changes in laws and regulations (including government subsidies and international trade regulations), technological difficulties, changes in environmental laws, the impact of any acquisition effected by the Company, and


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Gehl Company
Gehl Reports First Quarter 2001 Results in Line with Guidance
And Ahead of Analysts' Expectations
May 3, 2001
page 7


employee and labor relations. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are only made as of the date of this release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, the Company's expectations for fiscal year 2001 are based in part on certain assumptions made by the Company, including those relating to commodities prices, which are strongly affected by weather and other factors and can fluctuate significantly, housing starts and other construction activities, which are sensitive to, among other things, interest rates and government spending, and the performance of the U.S. economy generally. The accuracy of these or other assumptions could have a material effect on the Company's ability to achieve its expectations.


About Gehl Company
Gehl Company (Nasdaq: GEHL) is a leading manufacturer of equipment used worldwide in construction and agricultural markets. Founded in 1859, Gehl is headquartered in West Bend, WI, with manufacturing facilities in West Bend, WI; Lebanon, PA; Madison and Yankton, SD; and Owatonna, MN. The Company markets its products under the Gehl(R) and Mustang(R) brand names. Mustang product information is available at www.mustangmfg.com. Gehl Company information is available at www.gehl.com or contact: Gehl Company, 143 Water Street, West Bend, WI 53095 (telephone: 262-334-9461).


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Gehl Company
Gehl Reports First Quarter 2001 Results in Line with Guidance
And Ahead of Analysts' Expectations
May 3, 2001
page 8


                          GEHL COMPANY AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)


                                               For the First Quarter Ended
                                                       (unaudited)
                                           ----------------------------------
                                           March 31, 2001      April 1, 2000
                                           --------------      --------------
NET SALES                                    $   63,716          $   72,054
  Cost of goods sold                             47,489              52,772
                                           --------------      --------------
GROSS PROFIT                                     16,227              19,282
  Selling, general
   & administrative expenses                     12,752              11,744
                                           --------------      --------------
INCOME FROM OPERATIONS                            3,475               7,538
  Interest expense                               (1,196)               (873)
  Interest income                                   529                 380
  Other (expense) income, net                    (1,231)               (785)
                                           --------------      --------------
INCOME BEFORE INCOME TAXES                        1,577               6,260
  Income tax provision                              552               2,191
                                           --------------      --------------
NET INCOME                                   $    1,025          $    4,069
                                           ==============      ==============

EARNINGS PER SHARE
  Diluted                                    $      .19          $      .70
  Weighted average number of common
   shares and common stock equivalents            5,487               5,790

  Basic                                      $      .19          $      .73
  Weighted average number of common               5,333               5,599
   shares


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


Gehl Company
Gehl Reports First Quarter 2001 Results in Line with Guidance
And Ahead of Analysts' Expectations
May 3, 2001
page 9


                          GEHL COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                 December 31,
                                March 31, 2001       2000        April 1, 2000
                                 (unaudited)       (audited)      (unaudited)
                                --------------   -------------   -------------
ASSETS
  Cash                           $     3,839      $    2,590      $      3,254
  Accounts receivable - net           84,109          69,546            86,190
  Inventories                         44,606          45,598            42,219
  Deferred tax assets                  8,078           8,078             8,431
  Other current assets                11,298          17,185            13,921
                                --------------   -------------   -------------
    Total current assets             151,930          142,997     $    154,015
  Property, plant and
   equipment - net                    46,025          46,172            38,809
  Intangible assets                   12,923          13,086            15,521
  Other assets                        16,781          20,463            16,246
                                --------------   -------------   -------------
    TOTAL ASSETS                 $   227,659      $   222,718     $    224,591
                                ==============   =============   =============

LIABILITIES AND
 SHAREHOLDERS' EQUITY
  Total current liabilities      $    55,814      $   50,027      $     61,904
  Long-term debt obligations          58,883          60,885            53,127
  Other long-term obligations          3,773           3,692             5,976
  Deferred income taxes                5,096           5,096             3,949
  Total shareholders' equity         104,093          103,018           99,635
                                --------------   -------------   -------------
TOTAL LIABILITIES AND            $   227,659      $   222,718     $    224,591
   SHAREHOLDERS' EQUITY
                                ==============   =============   =============


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Gehl Company
Gehl Reports First Quarter 2001 Results in Line with Guidance
And Ahead of Analysts' Expectations
May 3, 2001
page 10


                          GEHL COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                   For the First Quarter Ended
                                                           (unaudited)
                                                  ------------------------------
                                                  March 31, 2001   April 1, 2000
                                                  --------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                       $    1,025       $    4,069
  Adjustments to reconcile net income to
   net cash provided by (used for)
   operating activities:
      Depreciation                                      1,237            1,250
      Amortization                                        175              199
      Proceeds from sales of finance contracts         28,407           14,796
      Increase in finance contracts receivable        (19,577)         (17,681)
      Cost of sales of finance contracts                1,233              865
      Net change in working capital items              (8,458)         (19,001)
                                                  --------------   -------------
        Net cash provided by (used for)
         operating activities                           4,042          (15,503)
                                                  --------------   -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Property, plant and equipment additions, net         (1,090)          (3,031)
  Other                                                   187              113
                                                  --------------   -------------
        Net cash used for investing activities           (903)          (2,918)
                                                  --------------   -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  (Repayments of) proceeds from line
    of credit facility                                 (1,909)          22,079
  Proceeds from issuance of common stock                   50              273
  Treasury stock purchases                                  -           (2,131)
  Other                                                   (31)             444
                                                  --------------   -------------
        Net cash (used for) provided by
         financing activities                          (1,890)          20,665
                                                  --------------   -------------
  Net increase in cash                                  1,249            2,244
  Cash, beginning of period                             2,590            1,010
                                                  --------------   -------------
  Cash, end of period                              $    3,839       $    3,254
                                                  ==============   =============

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